CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries
September 30, 2006

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                               September 30, 2006



                                    CONTENTS

Consolidated Balance Sheets at September 30, 2006 (Unaudited) and
  December 31, 2005 ..................................................................1
Consolidated Statements of Income for the Three Months and Nine Months
  Ended September 30, 2006 and 2005 (Unaudited).......................................2
Consolidated Statements of Cash Flows for the Nine  Months Ended
  September 30, 2006 and 2005 (Unaudited).............................................3
Notes to Consolidated Financial Statements (Unaudited)................................4

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)


                                                     SEPTEMBER 30    DECEMBER 31
                                                         2006            2005
                                                    ----------------------------
                                                    (Unaudited)
ASSETS
Fixed maturity securities, available for sale,
   at fair value (amortized cost of  $3,549,754
   in 2006 and $3,277,291 in 2005)                   $3,549,746     $3,258,738
Variable interest entity fixed maturity
   securities, held to maturity at
   amortized cost                                       750,000              -
Short-term investments                                  159,890        159,334
                                                    ----------------------------
Total investments                                     4,459,636      3,418,072

Cash and cash equivalents                                55,507         45,077
Accrued investment income                                49,504         42,576
Reinsurance recoverable on losses                         2,126          3,271
Prepaid reinsurance premiums                            143,629        110,636
Deferred policy acquisition costs                        86,990         63,330
Receivable from related parties                           2,546          9,539
Property and equipment, net of accumulated
  depreciation of $1,760 in 2006 and  $885
  in 2005                                                 2,706          3,092
Prepaid expenses and other assets                        16,176         10,354
Federal income tax receivable                                 -          2,158
                                                    ----------------------------
Total assets                                         $4,818,820     $3,708,105
                                                    ============================

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                 $1,323,856     $1,201,163
   Losses and loss adjustment expenses                   47,700         54,812
   Ceded reinsurance balances payable                     8,382          1,615
   Accounts payable and accrued expenses
     and other liabilities                               35,118         36,359
   Capital lease obligations                              3,661          4,262
   Variable interest entity floating rate
     notes                                              750,000              -
   Accrued investment income - variable
     interest  entity                                     1,113              -
   Federal income taxes payable                          18,593              -
   Deferred income taxes                                 61,693         42,463
                                                    ----------------------------
Total liabilities                                     2,250,116      1,340,674
                                                    ----------------------------

Stockholder's equity:
  Common stock, par value $1,500 per share;
    10,000 shares authorized, issued and
    outstanding                                          15,000         15,000
  Additional paid-in capital                          1,900,031      1,894,983
  Accumulated other comprehensive loss,
    net of tax                                            3,144        (13,597)
  Retained earnings                                     650,529        471,045
                                                    ----------------------------
Total stockholder's equity                            2,568,704     $2,367,431
                                                    ----------------------------
Total liabilities and stockholder's equity           $4,818,820     $3,708,105
                                                    ============================

See accompanying notes to unaudited interim financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income
                                   (Unaudited)

                             (Dollars in thousands)


                                                       THREE MONTHS ENDED           NINE MONTHS ENDED
                                                          SEPTEMBER 30                SEPTEMBER 30
                                                       2006           2005          2006          2005
                                                ---------------------------------------------------------
Revenues:
  Gross premiums written                          $    85,030   $    96,787    $   337,571   $   312,526
  Ceded premiums written                              (18,440)       (4,456)       (53,751)      (24,281)
                                                ---------------------------------------------------------
  Net premiums written                                 66,590        92,331        283,820       288,245
  Change in net unearned premiums                      (3,852)      (37,537)       (89,775)     (118,911)
                                                ---------------------------------------------------------
  Net premiums earned                                  62,738        54,794        194,045       169,334

  Net investment income                                35,803        30,125        102,160        85,954
  Net realized (losses) gains                              (4)           (8)           (15)          110
  Net realized and unrealized gains on credit
    derivative contracts                                1,110           272            339           272
  Other income                                            490           130          1,532           646

Total revenues                                        100,137        85,313        298,061       256,316
                                                ---------------------------------------------------------

Expenses:
  Losses and loss adjustment expenses                     520        20,693         (1,679)       15,016
  Underwriting expenses                                20,879        22,133         67,776        59,777
  Policy acquisition costs deferred                    (8,736)       (8,169)       (30,243)      (25,796)
  Amortization of deferred policy acquisition
    costs                                               1,930         1,873          7,486         5,874
  Other operating expenses                                425             -          1,298             -
                                                ---------------------------------------------------------
Total expenses                                         15,018        36,530         44,638        54,871
                                                ---------------------------------------------------------

Income before income taxes                             85,119        48,783        253,423       201,445
Income tax expense                                     21,556         9,376         63,939        48,740
                                                ---------------------------------------------------------
Net income                                        $    63,563   $    39,407    $   189,484   $   152,705
                                                =========================================================

See accompanying notes to unaudited interim consolidated financial statements.


              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)
                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                2006           2005
                                                         -------------------------------
OPERATING ACTIVITIES
Net income                                                  $  189,484     $  152,705
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Amortization of deferred policy acquisition costs            7,486          5,874
    Policy acquisition costs deferred                          (30,243)       (25,796)
    Depreciation of property and equipment                         875            559
    Amortization of fixed maturity securities                   24,973         23,284
    Amortization of short-term investments                          82              -
    Net realized (gains) losses on investments                      15           (110)
    Stock compensation expense                                   5,047              -
    Change in accrued investment income, prepaid
      expenses and other assets                                (12,012)        (6,622)
    Change in net realized and unrealized losses
      (gains) on credit derivative contracts                     1,504           (272)
    Change in reinsurance recoverable on losses                  1,145          1,159
    Change in prepaid reinsurance premiums                     (32,993)        (1,344)
    Change in unearned premiums                                122,693        120,911
    Change in losses and loss adjustment expenses               (7,112)         8,334
    Change in receivable from/payable to related parties         6,993            543
    Change in ceded reinsurance balances payable and
      accounts payable and accrued expenses and other
      liabilities                                                3,797          1,285
    Change in current federal income taxes payable              20,751          6,394
    Change in deferred federal income taxes                     14,083          4,091
                                                         -------------------------------
Net cash provided by operating activities                      316,568        290,995
                                                         -------------------------------

INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities              124,598         95,891
Purchases of fixed maturity securities                        (418,167)      (351,501)
Purchases, sales and maturities of short-term
  investments, net                                              (1,509)       (32,722)
Receivable for securities sold                                       -            (56)
Payable for securities purchased                                     -          1,405
Purchases of fixed assets                                         (317)          (758)
                                                         -------------------------------
Net cash used in investing activities                         (295,395)      (287,741)
                                                         -------------------------------

FINANCING ACTIVITIES
Payment of dividends                                           (10,000)             -
Capital contribution                                                 -          8,049
                                                         -------------------------------
Net cash provided by financing activities                      (10,000)         8,049
                                                         -------------------------------
Effect of exchange rate changes on cash                           (743)         1,255
                                                         -------------------------------
Net increase (decrease) in cash and cash equivalents            10,430         12,558
Cash and cash equivalents at beginning of period                45,077         69,292
                                                         -------------------------------
Cash and cash equivalents at end of period                      55,507     $   81,850
                                                         ===============================

See accompanying notes to unaudited interim financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and the accounts of all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 2006 are not necessarily indicative of results that may be expected for the year ending December 31, 2006. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2005, including the accompanying notes.

Certain 2005 amounts have been reclassified to conform to the 2006 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


3. ACCOUNTING STANDARDS

REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The Financial Accounting Standards Board ("FASB") staff is in the process of drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry. Currently, the financial guaranty industry accounts for financial guarantee insurance contracts under Statement of Financial Accounting Standards ("SFAS") No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on the accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's pronouncement may have on the Company's accounting practices.

ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

In June 2006, FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with early application encouraged if financial statements, including interim financial statements have not been issued for the period of adoption. The Company is currently evaluating the implication of FIN 48 on its financial statements.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


4. PREMIUM REFUNDINGS

When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased prior to the stated maturity. Premiums earned include $5,833 and $10,210 for the three months ended September 30, 2006 and 2005, respectively, and $28,598 and $46,166 for the nine months ended September 30, 2006 and 2005, respectively, related to the accelerated recognition of unearned premiums in connection with refundings.

5. LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

Loss reserves and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcomes of future events, and actual results will likely differ from these estimates. At September 30, 2006, the Company had case reserves of $31,399, credit watchlist reserves of $14,954 and an unallocated loss adjustment expense reserve of $1,347. At December 31, 2005, the Company had case reserves of $31,981, credit watchlist reserves of $21,484 and an unallocated loss adjustment expense reserve of $1,347.

Case reserves and credit watchlist reserves at September 30, 2006 included $5,220 and $11,708, respectively, of estimated losses related to obligations impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 included $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina. Given the unprecedented nature of the events and magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company's consolidated financial position. Loss and loss adjustment expense includes expense related to obligations impacted by Hurricane Katrina of $406 and $21,833 for the three months ended September 30, 2006 and 2005, respectively, and $108 and $21,833 for the nine months ended September 30, 2006 and 2005, respectively.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


6. INCOME TAXES

The Company's federal effective corporate tax rates (24.96% and 20.09% for the three months ended September 30, 2006 and 2005, respectively, and 25.04% and 24.45% for the nine months ended September 30, 2006 and 2005, respectively) are less than the statutory corporate tax of 35% due to permanent differences between financial and taxable income, principally tax-exempt interest.

7. REINSURANCE

Net premiums earned are shown net of ceded premiums earned of $5,705 and $6,074 for the three months ended September 30, 2006 and 2005, respectively, and $21,176 and $17,712 for the nine months ended September 30, 2006 and 2005, respectively.

8. VARIABLE INTEREST ENTITIES

Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a third party VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third party VIE had assets of $750,000 and an equal amount of liabilities at September 30, 2006, which are shown under "Assets - Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities - Variable interest entity floating rate notes," respectively, on the Company's consolidated balance sheet at September 30, 2006.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


8. VARIABLE INTEREST ENTITIES (CONTINUED)

In addition, accrued investment income includes $1,113 related to the VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued investment expense-variable interest entity" on the Company's consolidated balance sheet at September 30, 2006. Although the third party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third party entities involved in these transactions requires consolidation or disclosure under FIN 46-R.

The Company has arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with The Company that obligates the Trusts, at The Company's discretion, to purchase Perpetual Preferred Stock of The Company. The purpose of this arrangement is to provide capital support to The Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

9. DERIVATIVE INSTRUMENTS

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers
CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded net earned premiums under these agreements of $4,681 and $12,611 for the three and nine months ended September 30, 2006, respectively. The Company recorded net earned premiums under these agreements of $27 for the three and nine months ended September 30, 2005.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


9. DERIVATIVE INSTRUMENTS (CONTINUED)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. For the three and nine months ended September 30, 2006, net realized and unrealized gains on credit derivative contracts in the consolidated statements of income include net unrealized gains (losses) of $1,110 and ($1,504), respectively, related to changes in fair value. Net realized and unrealized gains on credit derivative contracts in the consolidated statements of income also include realized gains of $0 and $1,843 for the three and nine months ended September 30, 2006, respectively. For the three and nine months ended September 30, 2005, net realized and unrealized gains on credit derivative contracts in the consolidated statements of income include net unrealized gains of $272 related to changes in fair value.

The mark-to-market gain and (loss) on the CDS portfolio was $169 and ($1,840) at September 30, 2006 and $545 and ($712) at December 31, 2005 and were recorded in other assets and in other liabilities, respectively.

10. STOCK COMPENSATION PLAN

Employees of the Company may receive stock-based compensation under a FGIC Corp. stock incentive plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date. Prior to January 1, 2006, FGIC Corp. and the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. No stock-based employee compensation cost related to stock options was allocated to the Company by FGIC Corp. for the six-month period ended June 30, 2005, as all options granted through that date had an exercise price equal to the market value of the underlying common stock on the date of grant. For grants of restricted stock and restricted stock units to the employees of the Company, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


10. STOCK COMPENSATION PLAN (CONTINUED)

Effective January 1, 2006, FGIC Corp. and the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost allocated to the Company for the three- and six-month periods ended June 30, 2006 included compensation cost for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). FGIC Corp. and the Company estimated the fair value for all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company's income before income taxes and net income for the three- and nine-month periods ended September 30, 2006 was impacted as follows:


                                                   THREE MONTHS    NINE MONTHS
                                                       ENDED           ENDED
                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                      2006            2006
                                                --------------------------------
           Income before income taxes              $  (1,566)       $  (4,457)

              Income tax benefit                         547            1,559
                                                --------------------------------
           Net income                              $  (1,019)       $  (2,898)
                                                ================================


The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the three- and nine-month periods ended September 30, 2005. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.


                                                    THREE MONTHS    NINE MONTHS
                                                       ENDED           ENDED
                                                    SEPTEMBER 30,   SEPTEMBER 30
                                                        2005           2005
                                                  ------------------------------
Net income, as reported                             $   35,357      $  140,839

   Stock option compensation expense determined
   under fair value-based method, net of related
   tax effects                                           (566)         (1,595)
                                                  ------------------------------
Pro forma net income                                $   34,791      $  139,244
                                                  ==============================

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


10. STOCK COMPENSATION PLAN (CONTINUED)

A summary of option activity for the nine-month period ended September 30, 2006 is as follows:


                                                NUMBER OF       WEIGHTED
                                                 SHARES         AVERAGE
                                                SUBJECT TO   EXERCISE PRICE
                                                 OPTIONS       PER SHARE
                                           --------------- ----------------

        Balance at December 31, 2005:             139,422      $    804
           Granted                                 38,113           850
           Exercised                                    -             -
           Forfeited                               (6,116)          776
           Expired                                      -             -
                                           --------------- ----------------
        Balance at September 30, 2006:            171,419     $     815
                                           =============== ================

        Shares    subject    to   options
           exercisable at:

        September 30, 2006                         49,204     $     819
        December 31, 2005                          42,630     $     840


Exercise prices for the stock options outstanding at September 30, 2006 range from $600 to $1,080 per share. At September 30, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted from January 1, 2006 through September 30, 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.

The weighted per share fair value of the stock options granted during the nine months ended September 30, 2006 and 2005 was $238.00 and $211.94, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:


                                      NINE MONTHS     NINE MONTHS
                                         ENDED           ENDED
                                       SEPTEMBER       SEPTEMBER
                                        30, 2006        30, 2005
                                     --------------- ---------------

           Expected life                 4 YEARS         5 Years
           Risk-free interest rate         4.46%          3.691%
           Volatility factor               25.0%           25.0%
           Dividend yield                      -               -

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


10. STOCK COMPENSATION PLAN (CONTINUED)

The total fair value of stock options granted during the nine months ended September 30, 2006 and 2005 was approximately $9,071 and $5,733, respectively.

As of September 30, 2006, there was $7,154 of total unrecognized compensation costs related to unvested stock options granted. These costs are expected to be recognized over a weighted average period of 3.58 years.

Restricted Stock Units

The Company recorded $239 in compensation expense related to the grant of restricted stock units for the three-month period ended September 30, 2006 and no expense for the three-month period ended September 30, 2005, and $639 and $45 for the nine-month periods ended September 30, 2006 and 2005, respectively.

A summary of restricted stock units is as follows:

                                                                      WEIGHTED
                                                                   AVERAGE GRANT
                                                                     DATE FAIR
                                                     SHARES            VALUE
                                                 -------------- ---------------
           Balance  at   December   31, 2005:          237          $    617
              Granted                                3,275               850
              Delivered                               (237)              617
              Forfeited                               (213)              850
                                                 -------------- ---------------
           Balance  at  September   30, 2006:        3,062          $    850
                                                 ============== ===============


As of September 30, 2006 there was $1,691 of total unrecognized compensation costs related to unvested restricted stock awards granted. These costs are expected to be recognized monthly through January 31, 2009.

             Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited) (continued)

                             (Dollars in thousands)


11. COMPREHENSIVE INCOME

Accumulated other comprehensive loss of the Company consists of net unrealized gains (losses) on investment securities and foreign currency translation adjustments. The components of total comprehensive income (loss) for the three- and six-month periods ended September 30, 2006 and 2005 were as follows:


                                       THREE MONTHS ENDED
                                          SEPTEMBER 30,
                                       2006            2005
                                  --------------- -------------
Net income                           $  63,563      $  39,407
Other comprehensive gain (loss)
  income                                55,555        (30,529)
                                  --------------- -------------
Total comprehensive income           $ 119,118      $   8,878
                                  =============== =============


                                       NINE MONTHS ENDED
                                          SEPTEMBER 30,
                                       2006            2005
                                  --------------- -------------
Net income                           $ 189,484      $ 152,705

Other comprehensive gain (loss)         16,741        (23,548)
                                  --------------- -------------
Total comprehensive income           $ 206,225      $ 129,157
                                  =============== =============


The components of other comprehensive loss for the three- and six-month periods ended September 30, 2006 and 2005 were as follows:



                                                  THREE MONTHS ENDED SEPTEMBER 30, 2006
                                              --------------------------------------------
                                                   BEFORE
                                                    TAX                         NET OF TAX
                                                   AMOUNT         TAX             AMOUNT
                                              -------------- ------------- ---------------
Unrealized holding gains arising during the
  period                                          $  83,621    $ (29,267)       $  54,354
Less reclassification adjustment for losses
  realized in net income                                  4           (2)               2
                                              -------------- ------------- ---------------
Unrealized gains investments                         83,625      (29,269)          54,356
Foreign currency translation adjustment               1,847         (648)           1,199
                                              -------------- ------------- ---------------
Total other comprehensive gain                    $  85,472    $ (29,917)       $  55,555
                                              ============== ============= ===============


                                                   Three months ended September 30, 2005
                                               ---------------------------------------------
                                                   Before-          Tax        Net of Tax
                                                 Tax Amount                      Amount
                                               ---------------- ------------- --------------
 Unrealized holding losses arising during      $     (43,713)   $     15,299   $    (28,414)
   the period
 Less reclassification adjustment for
   losses realized in net income                           8              (3)             5
                                               ---------------- ------------- --------------
 Unrealized losses on investments                    (43,705)         15,296        (28,409)
 Foreign currency translation adjustment              (3,263)          1,143         (2,120)
                                               ---------------- ------------- --------------
 Total other comprehensive loss                $     (46,968)   $     16,439   $    (30,529)
                                               ================ ============= ==============


                                                   NINE MONTHS ENDED SEPTEMBER 30, 2006
                                               ---------------------------------------------
                                                  BEFORE
                                                    TAX                        NET OF TAX
                                                  AMOUNT          TAX            AMOUNT
                                               -------------- ------------- ----------------

Unrealized holding gains arising during the
  period                                       $      18,718    $   (6,551)    $    12,167
Less reclassification adjustment for losses
  realized in net income                                  15            (6)              9
                                               -------------- ------------- ----------------
Unrealized gains on investments                       18,733        (6,557)         12,176
Foreign currency translation adjustment                7,025        (2,460)          4,565
                                               -------------- ------------- ----------------
Total other comprehensive gain                 $      25,758        (9,017)    $    16,741
                                               ============== ============= ================


                                                   Nine months ended September 30, 2005
                                               ---------------------------------------------
                                                   Before-           Tax        Net of Tax
                                                 Tax Amount                       Amount
                                               ---------------- -------------- -------------

Unrealized holding losses arising during the
  period                                       $     (27,881)   $    9,759     $    (18,122)
Less reclassification adjustment for gains
  realized in net income                                (110)           38              (72)
                                               --------------- --------------- -------------
Unrealized losses on investments                     (27,991)        9,797          (18,194)
Foreign currency translation adjustment               (8,237)        2,883           (5,354)
                                               --------------- --------------- -------------
Total other comprehensive loss                 $     (36,228)   $   12,680     $    (23,548)
                                               =============== =============== =============

12.  DIVIDEND

During the nine-month period ended September 30, 2006, the Company declared and paid a dividend on its common stock in the aggregate amount of $10,000. The dividend was paid on July 5, 2006 to FGIC Corp., the Company's sole stockholder. The dividend was permissible under and computed in accordance with New York State law.